UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2018

HIGHLAND FLOATING RATE OPPORTUNITIES FUND

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	811-23268	45-6245636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (800) 357-9167

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Fund as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Fund ☐

If an emerging growth Fund, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

During the second quarter of 2018, Highland Floating Rate Opportunities Fund (the “Fund”) entered into certain real estate and real-estate related investments through a wholly-owned real estate investment trust (“REIT”) subsidiary, NFRO REIT Sub, LLC (the “REIT Subsidiary”), in which the Fund expects to make additional real estate investments that in the aggregate are expected to become material to the Fund over time. As a result of such investments, please be advised of the following Strategies and Risks related to the Fund’s portfolio holdings.

The REIT Subsidiary

On April 1, 2018, the Fund formed the REIT Subsidiary, of which the Fund is the sole common shareholder. Through the REIT Subsidiary, the Fund intends to make qualifying real estate investments in the form of floating and fixed rate investments in real estate properties. The REIT Subsidiary is organized as a Delaware limited liability Fund that is a “wholly owned subsidiary” of the Fund, as defined in the Investment Company Act of 1940 (the “1940 Act”) (i.e., the Fund owns 95% or more of the REIT Subsidiary’s outstanding voting securities). The Fund will hold all of the common voting shares of the REIT Subsidiary.

The REIT Subsidiary is advised by NexPoint Advisors, L.P. (“NexPoint”), an affiliate of the Fund’s investment advisor, Highland Capital Management Fund Advisors, L.P. (the “Adviser”) as a result of the significant real estate experience of the NexPoint team. The Adviser will not receive a fee for managing the REIT Subsidiary, though the Fund will indirectly incur the REIT Subsidiary’s operating expenses. The REIT Subsidiary is generally subject to the same investment policies and restrictions of the Fund.

The Fund intends to limit its investments through the REIT Subsidiary to the extent necessary for the Fund to qualify as a RIC for tax purposes. In general, and subject to certain exceptions not applicable here, a RIC is not permitted to invest, including through corporations in which the RIC owns a 20% or more voting stock interest, more than 25% of its total assets in any one issuer, or in any two or more issuers which the RIC controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses. Based on current market conditions, once fully invested, we anticipate gaining exposure to such real estate-related investments by investing up to 20% of the value of the Fund’s total assets in the REIT Subsidiary.

The REIT Subsidiary is expected to elect to be taxed as a REIT. Investing through the REIT Subsidiary involves risks, including the risk that the REIT Subsidiary will fail to qualify as a REIT for U.S. federal income tax purposes. Such failure would have severe adverse tax consequences on the REIT Subsidiary and would likely significantly and adversely affect the performance of the Fund.

REIT Investments

REITs are pooled investment vehicles that invest primarily in income-producing real estate or real estate-related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. REITs are not taxed on income distributed to shareholders provided they comply with the applicable requirements of the Code. The Fund will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests in addition to the expenses paid by the Fund. Debt securities issued by REITs are, for the most part, general and unsecured obligations and are subject to risks associated with REITs.

To the extent that the REIT Subsidiary directly incurs leverage in the form of debt (as opposed to non-recourse borrowings made through special purpose vehicles), the amount of such recourse leverage used by us will be consolidated and treated as senior securities for purposes of complying with the 1940 Act’s limitations on leverage. Accordingly, it is the Fund’s present intention to utilize leverage through debt or borrowings in an amount not to exceed 50% of the Fund’s total assets (i.e., maintain 200% asset coverage), less the amount of any direct debt or borrowing by the REIT Subsidiary, if any. Because the REIT Subsidiary’s preferred shares represent a small amount of leverage by the REIT Subsidiary, such leverage will also be consolidated for purposes of complying with the 1940 Act’s limitations on the Fund’s ability to issue preferred shares.

Risks Related to Investments in REITs

REIT-Specific Risk. REITs may be affected by changes in the real estate markets generally as well as changes in the values of the properties owned by the REIT or securing the mortgages owned by the REIT (which changes in value could be influenced by market conditions for real estate in general or fluctuations in the value of rights to natural resources appurtenant to the property held by the REIT). REITs are dependent upon management skill and are not diversified. REITs are also subject to heavy cash flow dependency, defaults by borrowers, self-liquidation, and the possibility of failing to qualify for special tax treatment under the Code and to maintain an exemption under the Investment Company Act. For example, because a REIT may acquire debt securities of issuers primarily engaged in or related to the real estate industry, it also could conceivably own real estate directly as a result of a default on such securities. Any rental income or income from the disposition of such real estate could adversely affect its ability to retain its tax status, which would have adverse tax consequences on its shareholders. Finally, certain REITs may be self-liquidating at the end of a specified term, and run the risk of liquidating at an economically inopportune time.

REIT Tax Risk for REIT Subsidiaries. In addition to the REIT Subsidiary, the Fund may form one or more subsidiaries that will elect to be taxed as REITs beginning with the first year in which they commence material operations. In order for each subsidiary to qualify and maintain its qualification as a REIT, it must satisfy certain requirements set forth in the Code and Treasury Regulations that depend on various factual matters and circumstances. The Fund and the Adviser intend to structure each REIT subsidiary and its activities in a manner designed to satisfy all of these requirements. However, the application of such requirements is not entirely clear, and it is possible that the IRS may interpret or apply those requirements in a manner that jeopardizes the ability of such REIT subsidiary to satisfy all of the requirements for qualification as a REIT.

If a REIT subsidiary fails to qualify as a REIT for any taxable year and it does not qualify for certain statutory relief provisions, it will be subject to U.S. federal income tax on its taxable income at corporate rates. In addition, it will generally be disqualified from treatment as a REIT for the four taxable years following the year of losing its REIT status. Losing its REIT status will reduce its net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders will no longer qualify for the dividends paid deduction, and the REIT subsidiary will no longer be required to make distributions. If this occurs, such REIT subsidiary might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

To obtain the favorable tax treatment afforded to REITs under the Internal Revenue Code of 1986, as amended (the “Code”), among other things each REIT subsidiary generally will be required each year to distribute to its stockholders at least 90% of its REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gain. To the extent that it does not distribute all of its net capital gains, or distributes at least 90%, but less than 100%, of its REIT taxable income, as adjusted, it will have to pay a corporate level tax on amounts retained. Furthermore, if it fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year, and (c) any undistributed taxable income from prior periods, it would have to pay a 4% nondeductible excise tax on the excess of the amounts required to be distributed over the sum of (a) the amounts that it actually distributed and (b) the amounts it retained and upon which it paid income tax at the corporate level. These requirements could cause it to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that the REIT subsidiary might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund the required distributions. See REIT Tax Considerations below for more information.

Real Estate Risk. The REIT Subsidiary’s investments in mortgage, mezzanine or other real estate loans or preferred equity investments will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in the REIT Subsidiary acquiring ownership of the property. The Adviser will not know whether the values of the properties ultimately securing such loans or preferred equity investments will remain at the levels existing on the dates of origination of those loans or preferred equity investments. If the values of the underlying properties drop, the risk will increase because of the lower value of the security associated with such loans or preferred equity investments. In this manner, real estate values could impact the values of the Fund’s loan or preferred equity investments. The Fund’s investments in other real estate-related debt investments, through the REIT Subsidiary, may be similarly affected by real estate property values.

Preferred Equity Risk. Preferred equity investments may have similar risks to subordinated debt. The Fund may, through the REIT Subsidiary, make preferred equity investments in companies that own or acquire properties. These investments may involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of preferred equity generally will invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments, including risks related to rising interest rates.

Preferred equity securities may be unsecured and also may be subordinated to other obligations of the issuer, including debt. As a result, investments in preferred equity are subject to risks of (i) limited liquidity in the secondary trading market in the case of unlisted or lightly traded securities, (ii) substantial market price volatility in the case of traded preferred equity securities, (iii) subordination to the prior claims of banks and other lenders to the issuer, (iv) the operation of mandatory sinking fund or call/repurchase provisions that could cause the value of the Fund’s investment to decline, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service to lenders and distribution obligations to holders of the preferred equity, including the Fund, and (vi) the declining creditworthiness and potential for insolvency of the issuer. These risks may adversely affect the value of the REIT Subsidiary’s investments in preferred equity securities.

Interest Rate Risk. The Fund will also be exposed to interest rate risk through the REIT Subsidiary’s investments in securities such as preferred equity and debt securities. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call risk or prepayment risk. If this occurs, the REIT Subsidiary may be forced to reinvest in lower yielding securities. This is known as reinvestment risk.

Prepayment Risk. Preferred equity and debt securities frequently have call features that allow the issuer to redeem the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of the REIT Subsidiary’s securities investments.

Real Estate Market Risk. The Fund is exposed to economic, market and regulatory changes that impact the real estate market generally through its investment in the REIT Subsidiary, which may cause the Fund’s operating results to suffer. A number of factors may prevent the REIT Subsidiary’s properties and other real estate-related investments from generating sufficient net cash flow or may adversely affect their value, or both, resulting in less cash available for distribution, or a loss, to us. These factors include: national, regional and local economic conditions; changing demographics; the ability of property managers to provide capable management and adequate maintenance; the quality of a property’s construction and design; increases in costs of maintenance, insurance, and operations (including energy costs and real estate taxes); potential environmental and other legal liabilities; the level of financing used by the REIT Subsidiary and the availability and cost of refinancing; potential instability, default or bankruptcy of tenants in the properties owned by the REIT Subsidiary; the relative illiquidity of real estate investments in general, which may make it difficult to sell a property at an attractive price or within a reasonable time frame.

REIT Tax Considerations

Requirements for Qualification as a REIT

To qualify for the beneficial tax regime applicable to REITs, the REIT Subsidiary must meet and continue to meet the requirements described below relating to organization, sources of income, nature of assets and distributions of income to its stockholders.

Organizational Requirements

The Code defines a REIT as a domestic corporation, trust or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

(4)	which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	not more than 50.0% in value of the outstanding stock of which is owned, directly or indirectly applying various attribution rules, by or for five or fewer individuals (as defined in the Code to include for these purposes certain entities) (the “Not Closely Held Test”);

(7)	which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	which uses the calendar year as its taxable year; and

(9)	which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. For purposes of condition (6), the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. Conditions (5) and (6) do not apply to a REIT until the second calendar year in which the REIT qualifies as such. The REIT Subsidiary will be treated as having met condition (6) above for a taxable year if it complied with certain Treasury Regulations for ascertaining the ownership of its stock for such year and if it did not know (or after the exercise of reasonable diligence would not have known) that its stock was sufficiently closely held during such year to cause the REIT Subsidiary to fail condition (6).

The Fund intends to structure and operate the REIT Subsidiary and cause it to conduct its activities in a manner designed to satisfy all of these requirements. However, the application of such requirements is complex, and it is possible that the Internal Revenue Service may interpret or apply those requirements in a manner that jeopardizes the ability of the REIT Subsidiary to satisfy all of the requirements for qualification as a REIT or that the REIT Subsidiary may be unable to satisfy all of the applicable requirements.

Distribution Requirements

To obtain the favorable tax treatment afforded to REITs under the Code, among other things, the REIT Subsidiary generally will be required each year to distribute to its stockholders at least 90% of its REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gain. To the extent that it does not distribute all of its net capital gains, or distributes at least 90%, but less than 100%, of its REIT taxable income, as adjusted, it will have to pay a corporate-level tax on amounts retained. Furthermore, if it fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year, and (c) any undistributed taxable income from prior periods, it would have to pay a 4% nondeductible excise tax on the excess of the amounts required to be distributed over the sum of (i) the amounts that it actually distributed and (ii) the amounts it retained and upon which it paid income tax at the corporate level.

These requirements could cause the REIT Subsidiary to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that the REIT Subsidiary might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund the required distributions.

For so long as the REIT Subsidiary qualifies as a REIT, generally, the REIT Subsidiary will not have to pay corporate-level U.S. federal income taxes on any income that it distributes to its shareholders from its tax earnings and profits.

Failure to Qualify as a REIT

If the REIT Subsidiary fails to qualify as a REIT for any taxable year and it does not qualify for certain statutory relief provisions, it will be subject to U.S. federal income tax on its taxable income at corporate rates. In addition, it will generally be disqualified from treatment as a REIT for the four taxable years following the year of losing its REIT status. Losing its REIT status will reduce the REIT Subsidiary’s net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders will no longer qualify for the dividends paid deduction, and the REIT Subsidiary will no longer be required to make distributions equal to at least 90% of its taxable income. If the REIT Subsidiary fails to qualify as a REIT, it may be required to borrow funds or liquidate some of its investments in order to have funds with which to pay any resulting entity level tax.

Because of the minimum distribution requirements imposed by the Code, REITs tend be dependent on the acquisition of assets with high positive cash flows. The minimum distribution requirements also tend to limit the degree to which REITs can retain and redeploy capital. These requirements could cause the REIT Subsidiary to distribute amounts that otherwise would be spent on investments in real estate-related assets, and it is possible that it might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. REITs are particularly vulnerable to defaults by their borrowers and there are significant limitations on their ability to realize income from property acquired as a result of foreclosure.

Item 8.01 Other Events

Effective June 12, 2018 James D. Dondero and Trey Parker were appointed co-portfolio managers of the Fund alongside Mark Okada and Jon Poglitsch.

Mr. Dondero is a founder and President of Highland Capital Management, L.P., an affiliate of the Fund’s investment adviser (“HCMLP). Formerly, Mr. Dondero served as Chief Investment Officer of Protective Life’s GIC subsidiary and helped grow the business from concept to over $2 billion between 1989 and 1993. His portfolio management experience includes investments in mortgage-backed securities, investment grade corporate bonds, leveraged bank loans, emerging markets, derivatives, preferred stocks and common stocks. From 1985 to 1989, he managed approximately $1 billion in fixed income funds for American Express. Prior to American Express, he completed his financial training at Morgan Guaranty Trust Fund. Mr. Dondero is a Beta Gamma Sigma graduate of the University of Virginia (1984) with degrees in Accounting and Finance. Mr. Dondero has earned the right to use the Chartered Financial Analyst designation. Mr. Dondero is a Certified Public Accountant and a Certified Management Accountant. Mr. Dondero currently serves as Chairman for CCS Medical and NexBank and serves on the Board of Directors of American Banknote Corporation, Jernigan Capital, Inc., Cornerstone Healthcare Group and Metro-Goldwyn-Mayer.

Mr. Parker is Partner and Co-Chief Investment Officer at HCMLP. Prior to his current role, Mr. Parker was Head of Credit and responsible for managing the Credit Team platform; he was also a Portfolio Manager covering a number of the industrial verticals, as well as parts of Technology, Media and Telecommunications; he also worked as a Senior Portfolio Analyst on the Distressed & Special Situations investment team. Prior to joining Highland in March 2007, Mr. Parker was a Senior Associate at Hunt Special Situations Group, L.P. (“Hunt”), a private equity group focused on distressed and special situation investing. Mr. Parker was responsible for sourcing, executing and monitoring control private equity investments across a variety of industries. Prior to joining Hunt in 2004, Mr. Parker was an analyst at BMO Merchant Banking, a private equity group affiliated with the Bank of Montreal (“BMO”). While at BMO, Mr. Parker completed a number of leveraged buyouts and mezzanine investment transactions. Prior to joining BMO, Mr. Parker worked in sales and trading for First Union Securities and Morgan Stanley. Mr. Parker received an MBA with concentrations in Finance, Strategy and Entrepreneurship from the University of Chicago Booth School of Business and a BA in Economics and Business from the Virginia Military Institute. Mr. Parker serves on the Board of Directors of Euramax Holdings, Inc., TerreStar Corporation, and JHT Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND FLOATING RATE OPPORTUNITIES FUND

Date: June 13, 2018	By:	/s/ Frank Waterhouse
Name: Frank Waterhouse
Title: Treasurer, Principal Accounting Officer and Principal Financial Officer